Exhibit 23.2

[EVERSHEDS SUTHERLAND (USA) LLP]

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

E-mail: steveroth@eversheds-sutherland.com

CONSENT OF EVERSHEDS SUTHERLAND (USA) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-209902) for Great-West Life & Annuity Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (USA) LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth

Washington, D.C.

April 13, 2017